  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (Form S-3, No. 333-252572) of ENGlobal Corporation of our report dated March 11, 2021, relating to the consolidated financial statements of ENGlobal Corporation which report appears in the Form 10-K of ENGlobal Corporation for the year ended December 26, 2020, and to the reference to our firm under the heading “Experts” in the Prospectuses, which are part of this Registration Statement.

/s/ Moss Adams LLP

Houston, Texas
March 11, 2021